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                                                                   EXHIBIT 10.1


                                Promissory Note

                                                         Oklahoma City, Oklahoma
$10,000,000                                                    November 26, 1997


     For Value Received, the undersigned LSB Industries, Inc. (the "Borrower") promises to pay to the order of ClimaChem, Inc. (the "Lender") at the Lender's office at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma, the principal sum of Ten Million Dollars in a single installment on December 1, 2007.

     The Borrower promises to pay interest on the balance of principal remaining from time to time unpaid hereon at the rates and times set forth in this Note.

     Section 1. Interest.

          Section 1.1. Interest Rates. (a) Subject to all of the terms and conditions of this Section 1, the principal indebtedness evidenced by this Note shall bear interest a rate per annum of 10 3/4%; provided that if the Borrower shall fail to pay when due the outstanding principal indebtedness then due hereunder (whether by lapse of time, acceleration or otherwise), such principal indebtedness shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum of 10 3/4% Interest shall be due and payable on June 1 and December 1, commencing June 1, 1998.

          Section 1.2. Computation of Interest. All interest on this Note shall be computed on the basis of a year of 360 days comprised of twelve thirty day months.

     Section 2. Payments; Prepayments.

          Section 2.1. Place and Application of Payments. All payments of principal, interest and all other amounts payable hereunder shall be paid to the Lender at its principal office in Oklahoma City, Oklahoma. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim. Unless the Borrower otherwise directs, principal payments made prior to any Event of Default hereunder, shall be applied, first, to interest and second, to the payment of principal. No amount paid or prepaid on this Note may be borrowed again.

          Section 2.2. Voluntary Prepayments. The Borrower shall have the option of prepaying without premium or penalty and in whole or in part any portion of this Note, such prepayment to be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of prepayment.
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          Section 2.3. Mandatory Repayment. Except as provided below, the
Borrower will not, and will not permit any of its subsidiaries (other than Lender and its subsidiaries) to, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its assets for cash, and including any sale or other transfer of outstanding equity interests of any subsidiary of the Borrower (other than Lender and its subsidiaries) for cash, whether by the Borrower or a subsidiary (other than Lender and its subsidiaries), in a single transaction or through a series of related transactions (any of the foregoing, an "Asset Sale"), unless within 30 days after the receipt of Net Cash Proceeds (as defined below) of such Asset Sale, 50% of such Net Cash Proceeds are applied to the prepayment of the Notes without premium or penalty, plus accrued and unpaid interest on the principal amount paid to the date of prepayment.

          Notwithstanding the foregoing provisions of the prior paragraph, the provisions of the prior paragraph shall not apply to the following:

               (i) the conveyance, sale, transfer, assignment or other disposition of inventory acquired and held for resale in the ordinary course of business;

               (ii) the conveyance, sale, transfer, assignment or other disposition of accounts receivable;

               (iii) the sale or disposition of damaged, worn out or other obsolete property;

               (iv) the conveyance, sale, transfer, assignment or other disposition of assets to the Borrower or any of its subsidiaries (other than the Lender and its subsidiaries);

               (v) the conveyance, sale, transfer, assignment or other disposition of assets having a value of $500,000 or less in a single transaction or a series of related transactions.

               "Net Cash Proceeds" means the aggregate amount of cash received by the Borrower and its subsidiaries (other than the Lender and its subsidiaries) in respect of an Asset Sale, less (i) the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, (ii) the amount (estimated reasonably and in good faith by the Borrower) of income, franchise, sales and other applicable taxes required to be paid by the Borrower or any of its respective subsidiaries (other than the Lender and its subsidiaries) in connection with such Asset Sale,
(iii) the amount of cash resulting from an Asset Sale in a foreign jurisdiction that is prohibited by law from being transferred to the United States or exchanged for U.S. dollars and (iv) the amount

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used to prepay other senior indebtedness of the Borrower or a subsidiary which requires such prepayment in accordance with its terms.

     Section 3. Events of Default and Remedies.

          Section 3.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder: (a) non-payment when due of any principal of or interest on this Note and the continuance of any such failure for 30 days; (b) the institution by or against the Borrower of any bankruptcy or similar proceeding for the relief of debtors or the appointment of any receiver for any such party or any of his/her property and such act remains unstayed for a period of 90 consecutive days; and (c) the making of the Borrower of an assignment for the benefit of creditors.

          Section 3.2. Acceleration. When any Event of Default has occurred and is continuing, the Lender may, by notice to the Borrower, declare the principal of and interest on this Note to be due and payable and upon such declaration this Note, including both principal and interest, and all other amounts due under this Note shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind. Also in any such event, the Lender shall have the right to exercise any other action, right, power or remedy permitted by law.

     Section 4. Miscellaneous.

          Section 4.1. No Waiver of Rights. No delay or failure on the part of the Lender or on the part of the holder or holders of this Note in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Lender and of the holder or holders of this Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 4.2. Amendments. No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, provided, however, that the Lender may not take any such action and such action shall not be effective without the consent of a majority aggregate principal amount of the Lender's 10 3/4% Senior Notes due 2007 then outstanding.

          Section 4.3. Holidays. If any payment hereunder becomes due and payable on a day which is not a business day, the due date of such payment shall be extended to the next succeeding business

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day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not business day, interest on such principal amount shall not continue to accrue during such extension.

          Section 4.4. Notices. All notices and communications provided for herein shall be in writing, except as otherwise specifically provided for hereinabove, and shall be deemed to have been given or made when served personally or when deposited in the United States mail addressed if to the Borrower at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, or if to the Lender at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, or at such other address as shall be designated by any party thereto in a written notice given to each party pursuant to this Section 4.4.

          Section 4.5. Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition on enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 4.6 Binding Nature; Governing Law; Waivers. This Note shall be binding upon the Borrower and upon its successors and assigns, and shall inure to the benefit of the Lender and the benefit of its successors and assigns, including any subsequent holder of this Note. THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The Borrower hereby waives presentment for payment and demand.



                                       Borrower:


                                       LSB Industries, Inc.


                                       By:  /s/ Jack E. Golsen
                                           -------------------------------------
                                             Jack E. Golsen

                                       Its:  Chairman of the Board, Chief
                                             Executive Officer and President

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